Exhibit 23.c

                        CONSENT

          I hereby consent to the reference to me under the heading "Legal Matters" in the Preliminary Prospectus
Supplement dated February 23, 1994 and the Prospectus
Supplement dated March 16, 1994 relating to
$377,112,000 of Federal Express Corporation Pass
Through Certificates, Series A310-A1, A310-A2 and A310-A3.
In giving such consent, I do not concede that I am in the category of persons whose consent is required under
Section 7 of the Securities Act.


                       FEDERAL EXPRESS CORPORATION



                       /s/   KENNETH R. MASTERSON
                       --------------------------
                       Kenneth R. Masterson
                       Senior Vice President
                       General Counsel




Dated:    March 16, 1994